                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [x] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                            TENNECO AUTOMOTIVE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                         [TENNECO AUTOMOTIVE LOGO]

                                                                  March   , 2000

To the Stockholders of Tenneco Automotive Inc.:

     The Annual Meeting of Stockholders of Tenneco Automotive Inc. will be held on Tuesday, May 9, 2000, at 10:00 a.m., local time, at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois. A Notice of the meeting, a Proxy, and a Proxy Statement containing information about the matters to be acted upon are enclosed.

     Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     A record of our activities for 1999 is contained in the Annual Report to Stockholders. We urge each stockholder who cannot attend the Annual Meeting to please assist us in preparing for the meeting by either completing, executing, and returning your Proxy promptly, or by using our telephone or Internet voting procedures.

                                               Very truly yours,

                                                   /s/ Mark P. Frissora Sig
                                                       MARK P. FRISSORA

                                                 President and Chief Executive
                                                            Officer

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                         [TENNECO AUTOMOTIVE LOGO]

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 2000

     The Annual Meeting of Stockholders of Tenneco Automotive Inc. will be held at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois on Tuesday, May 9, 2000, at 10:00 a.m., local time.

     The purposes of the meeting are:

     1. To elect three directors for a term to expire at the 2001 Annual Meeting of Stockholders;

     2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year 2000;

     3. To consider and approve a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to decrease the total number of authorized shares of common stock from 350,000,000 shares to 135,000,000 shares; and

     4. To act upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of common stock of record at the close of business on March 17, 2000 are entitled to vote at the meeting. A list of these stockholders will be available for inspection for ten days preceding the meeting at the Chicago Botanic Garden, and will also be available for inspection at the meeting.

     Each stockholder who does not expect to attend the meeting is urged to either complete, date, and sign the enclosed Proxy card and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or utilize our telephone or Internet voting procedures.

                                            By Order of the Board of Directors

                                                      KARL A. STEWART
                                                         Secretary

Lake Forest, Illinois
March   , 2000

TENNECO AUTOMOTIVE INC.                                [TENNECO AUTOMOTIVE LOGO]

500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000

                                                                  March   , 2000

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tenneco Automotive Inc. (the "Company") of proxies (the "Proxies") to be voted at the Annual Meeting of Stockholders on May 9, 2000, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of the meeting. Holders of common stock of record at the close of business on March 17, 2000 will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. At
March 17, 2000, there were           shares of common stock outstanding and
entitled to vote at the Annual Meeting. This Proxy Statement is first being
mailed to stockholders on or about March   , 2000.

                                   BACKGROUND

     During 1999, Tenneco Inc. separated its automotive, packaging and administrative services operations. This completed a series of transactions begun in December 1996, when the company then known as Tenneco Inc. ("Old Tenneco") separated its automotive and packaging operations from its energy and shipbuilding businesses.

     The final separation was accomplished in November 1999 through the spin-off of Pactiv Corporation (the "Spin-off"), which at the time was known as Tenneco Packaging Inc. and held Tenneco Inc.'s packaging and administrative services businesses. Immediately following the Spin-off, Tenneco Inc. changed its name to "Tenneco Automotive Inc." to reflect the fact that the continuing operations are its automotive business. In light of the form of this transaction, the Company is the continuing legal entity which from December 1996 until the Spin-off was known as Tenneco Inc.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

GENERAL

     The Board of Directors presently consists of eight members, divided into three classes, serving staggered three-year terms. On October 25, 1999, the Company's stockholders approved a proposal to eliminate the staggered board structure and provide instead for the annual election of directors. Under this proposal, the staggered board structure will be phased out over the next three annual meetings of stockholders, beginning with this year's Annual Meeting.

     The three nominees below are proposed to be elected at this Annual Meeting to serve for terms to expire at the 2001 annual meeting of stockholders and until their successors are chosen and have qualified. Five directors will continue to serve as set forth below.

     The persons named as proxy voters in the accompanying Proxy card, or their substitutes, will vote your Proxy for all the nominees, each of whom has been designated as such by the Board of Directors, unless otherwise indicated in your Proxy. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, the Company will vote your Proxy for the remainder of those nominated for director (except as otherwise indicated in your Proxy) and for any replacement nominee designated by the Compensation/Nominating/Governance Committee of the Board of Directors.

     You may vote for or withhold your vote from the director nominees. Assuming a quorum is present, the affirmative vote of the plurality of votes cast at the Annual Meeting (in person or by proxy) will be required for the election of directors.

     Brief statements setting forth the age (at March   , 2000), the principal
occupation, employment during the past five years, the year in which first elected a director and other information concerning each nominee and the continuing directors appear below.

     As described above, the Company and Old Tenneco have engaged in a series of restructuring transactions over the last several years. As a result of these transactions, there is some continuity in the Boards of Directors of the Company and Old Tenneco. Accordingly, for periods prior to December 1996, references below to service to "the Company" refer to service to Old Tenneco.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

                            NOMINEES FOR ELECTION --
     FOR ONE-YEAR TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     [To be provided by amendment.]

                              CONTINUING DIRECTORS
           TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     M. KATHRYN EICKHOFF -- Ms. Eickhoff has been President of Eickhoff Economics, Inc., a consulting firm, since 1987. From 1985 to 1987, she was Associate Director for Economic Policy for the U.S. Office of Management and Budget, and prior to 1985, was Executive Vice President and Treasurer of Townsend Greenspan & Co., Inc., an economic consulting firm. She is also a director of AT&T Corp., Pharmacia & Upjohn, Inc. and Fleet Bank, NA. Ms. Eickhoff is 60 and has been a director of the Company since 1987. She also served as a member of the Company's Board of Directors from 1982 until her resignation to join the Office of Management and Budget in 1985. Ms. Eickhoff is a member of the Audit Committee.

     ROGER B. PORTER -- Mr. Porter is Director of the Center for Business and Government at Harvard University and is the IBM Professor of Business and Government. Mr. Porter has served on the faculty at Harvard University since 1977. Mr. Porter also held senior economic policy positions in the Ford, Reagan and Bush White Houses, serving as special assistant to the President and executive secretary of the Economic Policy Board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of Policy Development from 1981 to 1985, and as assistant to the President for economic and domestic policy from 1989 to 1993. He is also a director of RightCHOICE Managed Care, Inc., National Life Insurance Company, Zions Bancorporation and Pactiv Corporation. Mr. Porter is 53 and has been a director of the Company since January 1998. Mr. Porter is the Chairman of the Compensation/Nominating/Governance Committee and a member of the Three-Year Independent Director Evaluation Committee.

           TERMS EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     MARK P. FRISSORA -- Mr. Frissora is the Company's Chief Executive Officer and has been serving as President of the automotive operations since April 1999. From 1996 to April 1999, he held various positions within the Company's automotive operations, including Senior Vice President and General Manager of North American Original Equipment. Mr. Frissora joined the Company in 1996 from AeroquipVickers Corporation, where he served since 1991 as Vice President of North American Marketing, Sales and Distribution. Mr. Frissora is 44 years old.

     SIR DAVID PLASTOW -- Sir David Plastow was Chairman of the Medical Research Council, which promotes and supports research and postgraduate training in the biomedical and other sciences, from 1990 until his retirement in 1998. He served as Chairman of Inchcape plc, a multinational marketing and distribution company, from June 1992 to December 1995, and Chairman and Chief Executive Officer of Vickers plc, an engineering and manufacturing company headquartered in London, from January 1987 to May 1992. He is also a director of FT Everard & Sons Limited. Sir David Plastow is 67 years old and has been a director the Company since May 1996. He previously served as a member of the Board of Directors of the Company from 1985 until 1992. Sir David Plastow is a member of the Compensation/Nominating/Governance Committee and the Three-Year Independent Director Evaluation Committee.

     PAUL T. STECKO -- Mr. Stecko became the Chief Executive Officer of Packaging Corporation of America in connection with the April 1999 formation of Pactiv Corporation's containerboard joint venture. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January 1997 to November 1998, Mr. Stecko served as Chief Operating Officer of Tenneco Inc. From December 1993 through January 1997, Mr. Stecko served as Chief Executive Officer of Tenneco Packaging Inc. Prior to joining Tenneco Packaging Inc., Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko is 54 years old and has been a director of the Company since November 1998. He is also a director of State Farm Mutual Insurance Company and Pactiv Corporation, and is the Chairman of the Board of Packaging Corporation of America. Mr. Stecko is the Chairman of the Audit Committee.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company currently comprises eight members, seven of whom are not officers of the Company (the "Outside Directors") and one of whom is an officer of the Company (the "Inside Director"). The Board of Directors believes that the Company's ratio of Outside Directors to Inside Directors represents a commitment to the independence of the Board and a focus on matters of importance to its stockholders.

     During 1999, the Board of Directors held 13 meetings. Each director attended more than 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board on which the director served.

     The Board of Directors has three standing committees. These committees have the following described responsibilities and authority.

     The Audit Committee, comprised solely of Outside Directors, has the responsibility, among other things, to: (1) recommend the selection of the Company's independent public accountants; (2) review and approve the scope of the independent public accountants' audit activity and extent of non-audit services; (3) review with management and such independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities; (4) review with management and the independent public accountants the Company's certified financial statements and exercise general oversight of the financial reporting process; and (5) review with the Company litigation and other legal matters that may affect the Company's financial condition and monitor compliance with business ethics and other policies. The Audit Committee held four meetings in 1999.

     Mr. Stecko, the Chairman of the Audit Committee, was employed by the Company or one of its subsidiaries from 1993 to April 1999, when he resigned to become Chief Executive Officer of Packaging Corporation of America. The Board of Directors has determined that it is in the best interests of the Company that Mr. Stecko continue to serve even though he was employed by the Company within the last three years. This determination was based on, among other things, the Board's belief that Mr. Stecko's familiarity with the Company, both before and after the Spin-off, is of unique value in assuring continuity in the functioning of the Audit Committee.

     The Compensation/Nominating/Governance Committee, comprised solely of Outside Directors, has the responsibility, among other things, to: (1) establish the salary rate of officers and employees of the Company and its subsidiaries;
(2) examine periodically the compensation structure of the Company; and (3) supervise the welfare and pension plans and compensation plans of the Company. It also has significant corporate governance responsibilities including, among other things, to: (a) review and determine the desirable balance of experience, qualifications and expertise among members of the Board; (b) review possible candidates for membership on the Board and recommend a slate of nominees for election as directors at each annual meeting of stockholders; (c) review the function and composition of the other committees of the Board and recommend membership on these committees; and (d) review the qualifications and recommend candidates for election as officers of the Company. The Compensation/Nominating/Governance Committee was formed in connection with the Spin-off and is the successor to the Company's former Compensation and Benefits Committee and Nominating and Management Development Committee. This committee and its predecessors held eight meetings during 1999.

     The Three-year Independent Director Evaluation Committee, comprised solely of Outside Directors, has the responsibility, among other things, to review the Company's qualified offer rights plan at least every three years and, if it deems it appropriate, recommend that the full Board modify or terminate that plan. The Three-year Independent Director Evaluation Committee held no meetings in 1999.

     In connection with the Spin-off, the Company eliminated its Executive Committee. The Executive Committee held no meetings during 1999.

     A stockholder of the Company may nominate persons for election to the Board of Directors at an annual meeting if the stockholder submits such nomination, together with certain related information required by the Company's By-laws, in writing to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. In the event, however, that the date of the annual meeting is more than thirty days before or more than seventy days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made.

COMPENSATION OF DIRECTORS

     FEE STRUCTURE. For 1999, each Outside Director was paid an annual retainer fee of $47,000 for service on the Board of Directors. In connection with the Spin-off, the annual retainer was reduced to $35,000. In general, beginning with the Spin-off, 100% of that fee is to be paid in the form of stock-settled common stock equivalents (the "directors' stock equivalents"), as described below. A director may elect, however, to have up to 40%, or $14,000, of the fee paid in cash. Prior to the Spin-off, 40% of the fee was automatically paid in cash and the remainder was automatically paid in directors' stock equivalents. The Outside Directors also receive cash attendance fees and committee chair and membership fees, and reimbursement of their expenses for attending meetings of the Board of Directors and its committees. For 1999 prior to the Spin-off, Outside Directors received $1,500 for each meeting of the Board of Directors attended. This attendance fee was reduced to $1,000 in connection with the Spin-off. Each Outside Director who serves as a Chairman of the Audit Committee or the Compensation/Nominating/Governance Committee is paid a fee of $7,000 per chairmanship. Outside Directors who serve as members of these committees are paid $4,000 per committee membership. Members of the Three-year Independent Director Evaluation Committee receive $1,000 plus expenses for each meeting of that committee attended.

     COMMON STOCK EQUIVALENTS/OPTIONS. As described above, all or a portion of an Outside Director's retainer fee is paid in common stock equivalent units. These directors' stock equivalents are payable in shares of common stock after an Outside Director ceases to serve as a director. Final distribution of these shares may be made either in a lump sum or in installments over a period of years. The directors' stock equivalents are issued at 100% of the fair market value on the date of the grant. For 1999, each Outside Director also received an option to purchase up to 1,000 shares of common stock (before giving effect to the Company's November 1999 one-for-five reverse stock split) as additional incentive compensation. Beginning with the Spin-off, each Outside Director will receive annual grants of an option to purchase up to 5,000 shares of common stock and 1,000 performance share equivalent units as additional incentive compensation. Directors' options: (a) are granted with per share exercise prices equal to 100% of the fair market value of a share of common stock on the day the option is granted; (b) have terms of ten years; and (c) will fully vest six months from the grant date. Once vested, the directors' options will be exercisable at any time during the option term. The performance share equivalent units are payable in shares of common stock at the end of three years based on achievement of performance goals like those set for the executives' performance unit awards. See "Tenneco Automotive Inc. Compensation/Nominating/Governance Committee Report on Executive Compensation."

     DEFERRED COMPENSATION PLAN. The Company has a voluntary deferred compensation plan for Outside Directors. Under the plan, an Outside Director may elect, prior to commencement of the next calendar year, to have some or all of the cash portion, that is, up to 40%, or $14,000, of his or her retainer fee and some or all of his or her meeting fees credited to a deferred compensation account. The plan provides these directors with various investment options. The investment options include stock equivalent units of the Company's common stock, which may be paid out in either cash or shares of common stock.

     RESTRICTED STOCK. In satisfaction of residual obligations under the discontinued retirement plan for directors, Ms. Eickhoff and Mr. Andrews will receive a yearly grant of $15,400 in value of restricted shares of the Company's common stock as long as they continue to serve. The restricted shares may not be sold, transferred, assigned, pledged or otherwise encumbered and are subject to forfeiture if Ms. Eickhoff or Mr. Andrews ceases to serve on the Board prior to the expiration of the restricted period. This restricted period ends upon his or her normal retirement from the Board, unless he or she is disabled or dies, or the Compensation/Nominating/Governance Committee of the Board, at its discretion, determines otherwise. During the restricted period, Ms. Eickhoff and Mr. Andrews will be entitled to vote the shares and receive dividends.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     ARRANGEMENTS WITH FORMER EXECUTIVES

     As described above, the Company is the continuing legal entity that before November 1999 was known as Tenneco Inc. In connection with the Spin-off, the employment of the then-existing executive officers of Tenneco Inc. terminated and a subsidiary of Tenneco Inc. became obligated, in certain instances, to make severance payments. This subsidiary became a subsidiary of Pactiv Corporation upon the Spin-off. Related costs were included in the Spin-off expenses.

     In connection with the Spin-off, Mr. Mead resigned as Chief Executive Officer of the Company, and he entered into a revised agreement. Under that agreement: (1) Mr. Mead was paid an amount equivalent to three times the total of his annual salary plus bonus; (2) if certain performance goals are met, he would be entitled to an adjusted target bonus for 1999 prorated through the date of his separation; (3) his stock options were made exercisable, one half were replaced by Pactiv Corporation options and one half continues as the Company's options (the number and exercise price of such options being determined under the generally applicable rules applied in connection with the Spin-off and which maintain the economic equivalent of the currently outstanding options); (4) for purposes of Tenneco's supplemental executive retirement plan, he will be treated as though he had remained employed until age 65 (resulting in an increase in lump-sum benefit to which he was entitled of $890,000); and (5) was granted options to purchase up to 50,000 shares of Pactiv Corporation common stock and options to purchase up to 50,000 shares of the Company's common stock at the time of the Spin-off.

     During 1999, Mr. Mead was indebted to an affiliate of Tenneco Inc. in connection with a relocation loan. In September 1999, that obligation, which totalled approximately $432,000, was canceled.

     In 1998, Robert T. Blakely, an executive officer prior to the Spin-off, entered into an agreement which provided that, in the event of termination arising from the restructuring of the Company he would receive payment of an amount equal to three times his then-current annual base salary, a pro rata adjusted target bonus for the year in which the termination occurred, and the vesting and distribution of his restricted stock and performance shares (which would be deemed to have been earned at target). Additionally, Mr. Blakely's stock options would be deemed exercisable and would remain so for the lesser of five years or the remaining period of the option, and the Company would forgive the obligations under relocation loans made to him. In connection with the Spin-off, Mr. Blakely received severance in accordance with terms of this agreement. His relocation loan obligation, which totalled approximately $440,000, was canceled in September 1999.

     In April 1999, the Company contributed the containerboard assets of its Paperboard Packaging business to a new joint venture with Madison Dearborn Partners, in exchange for cash and debt assumption totaling approximately $2 billion, assumption of the containerboard business liabilities and a 45% common equity interest in the joint venture. This joint venture interest became an asset of Pactiv Corporation upon the Spin-off. The joint venture entity, Packaging Corporation of America ("PCA"), is headed by Mr. Stecko. Upon closing of the transaction, Mr. Stecko resigned his position as President and Chief Operating Officer of the Company, but he continues to serve as a director of the Company. As previously reported by the Company, payments related to his severance in connection with this transaction included: (i) a modified lump sum benefit, approximately $1.2 million greater than his then-current benefit, under the supplemental executive retirement plan; (ii) treatment of his resignation as an event qualifying him for the payment of the severance amount under his prior employment contract (which entitled him to three times his base salary upon termination); (iii) a payment of $1.5 million; and (iv) the vesting of performance shares and restricted stock and a pro-rated bonus for 1999. Upon closing, Mr. Stecko became an executive of, and received a compensation package from, PCA.

     During 1999, two former executive officers before the Spin-off, John Castellani and Karl A. Stewart, were indebted to the Company in connection with relocation loans of approximately $400,000 each. In September 1999, these obligations were cancelled.

     During 1999, Tenneco Inc. and its subsidiaries paid the law firm of Jenner & Block, of which Theodore R. Tetzlaff, an executive officer before the Spin-off, is a partner, approximately $20 million for legal services. These fees related to work performed for the Company and all its subsidiaries, which before the Spin-off included Pactiv Corporation and its subsidiaries.

     ARRANGEMENTS WITH CURRENT EXECUTIVES

     During 1999, Mr. Frissora was indebted to Tenneco Inc. This indebtedness was incurred in connection with his relocation and all amounts outstanding are secured by a subordinated mortgage note, without interest. Principal will only be payable in full upon termination of his employment prior to 2003 except for a termination without cause or following a change in control. The approximate aggregate amount outstanding is $400,000.

     During 1999, Mr. McCollum was indebted to an affiliate of Tenneco Inc. in connection with a relocation loan. In July 1999, that obligation, which totalled approximately $418,000, was canceled.

                           OWNERSHIP OF COMMON STOCK

MANAGEMENT

     The following table shows, as of December 31, 1999, the number of shares of the Company's common stock beneficially owned by: (1) each director and nominee for director; (2) each person who is named in the Summary Compensation Table, below; and (3) all directors and executive officers as a group. The table also shows: (a) common stock equivalents held by the directors and executive officers under the Company's employee benefit plans; and (b) the total number of shares of common stock and common stock equivalents held.

                                           SHARES OF             COMMON           TOTAL
                                          COMMON STOCK           STOCK         SHARES AND
                                           (1)(2)(3)         EQUIVALENTS(4)    EQUIVALENTS
                                          ------------       --------------    -----------
DIRECTORS AND NOMINEES
--------------------------------------

Mark Andrews..........................          5,147                 --            5,147
M. Kathryn Eickhoff...................          5,634                 --            5,634
Mark P. Frissora......................        112,203            225,000          337,203
Dana G. Mead..........................      1,016,483              9,078        1,025,561
Sir David Plastow.....................          4,900              2,386            7,286
Roger B. Porter.......................          2,711              2,547            5,258
David B. Price, Jr....................             --              2,188            2,188
Paul T. Stecko........................          5,126                 --            5,126
[Nominees to be provided by amendment]

CURRENT EXECUTIVE OFFICERS
--------------------------------------

Mark A. McCollum......................         88,363            134,430          222,793
Richard P. Schneider..................         62,069            104,067          166,136
David G. Gabriel......................         39,670            104,349          144,019
Timothy E. Jackson....................         29,308            104,067          133,105

FORMER EXECUTIVE OFFICER
--------------------------------------

Robert T. Blakely.....................         17,852                 --           17,852
All executive officers and directors
  as a group..........................      1,461,185(5)         991,793        2,452,978(5)

---------------
(1) Each director and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as described in note (2) below) as set forth in this column, except for: (a) restricted shares; and (b) shares that executive officers and directors have the right to acquire pursuant to stock options.

                                            (Notes continued on following page.)

(2) Includes restricted shares. At December 31, 1999, Messrs. Frissora, McCollum, Schneider, Gabriel and Jackson held 68,385, 29,308, 29,308, 19,538 and 29,308 restricted shares, respectively. Also includes shares that are subject to options that are exercisable within 60 days of December 31, 1999 for Ms. Eickhoff and Messrs. Andrews, Frissora, Mead, Plastow, Porter, McCollum, Schneider and Gabriel to purchase 3,764, 1,882, 39,316, 977,507, 3,764, 1,882, 58,273, 29,830 and 18,534 shares, respectively.

(3) The individuals listed in the table own less than one percent of the outstanding shares of the Company's common stock, respectively, except (1) for Mr. Mead, who beneficially owns approximately 3.0% and (2) for all directors and executive officers as a group, who beneficially own approximately 4.3%.

(4) Common stock equivalents are distributed either in cash or in shares of our common stock, depending on the terms of the grant, in each case after the individual ceases to serve as a director or officer or after the applicable performance period. Mr. Mead's stock equivalent units are credited to his account under the Company's deferred compensation plan and are, therefore, already vested.

(5) Includes 1,136,320 shares that are subject to options that are exercisable within 60 days of December 31, 1999, by all executive officers and directors as a group, and includes 244,232 restricted shares for all executive officers and directors as a group.

                           CERTAIN OTHER STOCKHOLDERS

     The following table sets forth, as of February 17, 2000, certain information regarding each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding common stock (the only class of voting securities outstanding).

                NAME AND ADDRESS                    SHARES OF COMMON     PERCENT OF COMMON
             OF BENEFICIAL OWNER(1)                  STOCK OWNED(1)     STOCK OUTSTANDING(1)
             ----------------------                 ----------------    --------------------
Barrow, Hanley, Mewhinney & Strauss, Inc. ......       3,302,834(2)             9.8%(2)
  One McKinney Plaza
  3232 McKinney Avenue
  15th Floor
  Dallas, Texas 752042429
Gabelli Asset Management Inc. ..................       2,405,220(3)            7.14%(3)
  One Corporate Center
  Rye, New York 105801435
Highfields Capital Management LP................       2,744,298(4)             8.1%(4)
  200 Clarendon Street
  Boston, Massachusetts 02117
The Baupost Group, L.L.C. ......................       2,304,510(5)            6.84%(5)
  44 Brattle Street
  5th Floor
  Cambridge, Massachusetts 02138

---------------
(1) This information is based on information contained in filings made with the Securities and Exchange Commission (the "SEC") regarding the ownership of the Company's common stock.

(2) Barrow, Hanley, Mewhinney & Strauss, Inc. has indicated that it has sole voting power over 326,274 shares, shared voting power over 2,976,560 shares, and sole dispositive power over 3,302,834 shares. Barrow, Hanley also advised the Company that it is a registered investment advisor and these shares are held on behalf of various clients. Barrow, Hanley has advised that these shares include 2,717,760 shares (8.07%) held on behalf of the Vanguard Windsor II mutual fund, over which the fund has sole voting power and shared dispositive power.

(3) Gabelli Funds, LLC ("Gabelli Funds"), a wholly-owned subsidiary of Gabelli Asset Management Inc. ("GAMI"), is the beneficial owner of 2.68% of the common stock outstanding. Gabelli Funds has indicated that it has sole voting power over 903,000 shares and sole dispositive power over 903,000 shares. Gabelli Funds has the same principal business

                                            (Notes continued on following page.)

    address as GAMI. GAMCO Investors, Inc. ("GAMCO"), a wholly owned subsidiary of GAMI, is the beneficial owner of 4.40% of the common stock outstanding. GAMCO has indicated that it has sole voting power over 1,481,820 shares and sole dispositive power over 1,482,220 shares. GAMCO has the same principal business address as GAMI. Gemini Capital Management Ltd. ("Gemini") is the beneficial owner of .06% of the common stock outstanding. Gemini has indicated that it has sole voting power over 20,000 shares and sole dispositive power over 20,000 shares. The address of Gemini's principal office is as follows: c/o Appleby, Spurling & Kempe, Cedar House, Cedar Avenue, Hamilton HM12, Bermuda. Mario J. Gabelli is the Chief Executive Officer of GAMCO and the Chief Investment Officer of GAMCO and Gabelli Funds. Marc Gabelli is the President and Chief Investment Officer of Gemini. Gabelli Funds and GAMCO also advised the Company that they are registered investment advisors.

(4) Highfields Capital Management LP, Highfields GP LLC, Jonathon S. Jacobson and Richard L. Grubman (collectively, the "Reporting Persons") have reported that, with respect to common stock of the Company directly owned by Highfields Capital I LP, Highfields Capital II LP and Highfields Capital Ltd. (collectively, the "Funds"), each of the Reporting Persons has sole voting and sole dispositive power over 2,744,298 shares. In addition, Highfields Capital Ltd. indicated that it has sole dispositive and sole voting power over 1,972,621 shares, or 5.9% of the outstanding common stock. Neither Highfields Capital I LP or Highfields Capital II LP reported ownership of more than 5% of the outstanding common stock. Highfield Capital Ltd.'s principal business address is: c/o Goldman Sachs (Cayman) Trust, Limited, Harbour Centre, North Church Street, P.O. Box 896, George Town, Grand Cayman, Cayman Islands.

(5) The Baupost Group, L.L.C., along with SAK Corporation and Seth A. Klarman, has indicated that it has sole voting and sole dispositive power over 2,304,510 shares.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company, for the periods indicated, to: (1) the Company's current Chief Executive Officer, who became Chief Executive Officer upon the Spin-off of Pactiv Corporation; (2) each of the Company's next four most highly compensated executive officers who are continuing after the Spin-off, other than the Chief Executive Officer; and (3) three former officers who qualified for inclusion herein (collectively, the "Named Executives"). The table shows amounts paid to these persons for all services provided to the Company and its subsidiaries, which before the Spin-off included Pactiv Corporation and its subsidiaries.

     In connection with the Spin-off, substantial changes in the management of the Company and its automotive operations occurred. Mark P. Frissora and David
G. Gabriel were promoted to their current positions as indicated below. In addition, several others were added to the senior management team. Richard P. Sloan, with over 18 years experience in the automotive industry, was named Executive Vice President and Managing Director -- Europe in October 1999. Timothy E. Jackson, with over 14 years automotive experience, was named Senior Vice President and General Manager -- North American Original Equipment and Worldwide Program Management in June 1999. In addition, Timothy R. Donvoan, who had served as one of our outside legal counsel for over three years, joined the team in August 1999 as Senior Vice President and General Counsel. The rules of the Securities and Exchange Commission require that inclusion in the Summary Compensation Table be based on actual 1999 salary and bonus. The Company expects that, had these new executives been employed by the Company for a full year, each would have been included in the Summary Compensation Table below.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                  ------------------------------------------   ------------------------------------
                                                                                       AWARDS             PAYOUTS
                                                                     OTHER     -----------------------   ----------
                                                                    ANNUAL     RESTRICTED                             ALL OTHER
                                                                    COMPEN-      STOCK                      LTIP       COMPEN-
  NAME AND PRINCIPAL POSITION     YEAR   SALARY(1)      BONUS      SATION(2)   AWARDS(3)    OPTIONS(4)   PAYOUTS(5)   SATION(6)
  ---------------------------     ----   ---------      -----      ---------   ----------   ----------   ----------   ---------
CURRENT EXECUTIVE
OFFICERS (7):
Mark P. Frissora................  1999
 President and Chief Executive
 Officer
Mark A. McCollum................  1999
 Senior Vice President and Chief
 Financial Officer
Richard P. Schneider............  1999
 Senior Vice President- Global
 Administration

                                             ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                  ------------------------------------------   ------------------------------------
                                                                                       AWARDS             PAYOUTS
                                                                     OTHER     -----------------------   ----------
                                                                    ANNUAL     RESTRICTED                             ALL OTHER
                                                                    COMPEN-      STOCK                      LTIP       COMPEN-
  NAME AND PRINCIPAL POSITION     YEAR   SALARY(1)      BONUS      SATION(2)   AWARDS(3)    OPTIONS(4)   PAYOUTS(5)   SATION(6)
  ---------------------------     ----   ---------      -----      ---------   ----------   ----------   ----------   ---------
David G. Gabriel................  1999
 Senior Vice President and
 G.M. -- North American
 Aftermarket
Timothy E. Jackson..............  1999
 Senior Vice President and
 G.M. -- North American OE and
 Worldwide Program Mgt.
FORMER EXECUTIVE OFFICERS:
Dana G. Mead....................  1999
 Former Chief Executive Officer   1998
                                  1997
Paul T. Stecko..................  1999
 Former President and             1998
 Chief Operating Officer          1997
Robert T. Blakely...............  1999
 Former Chief Financial           1998
 Officer                          1997

------------
 (1) Includes base salary plus amounts paid in lieu of matching contributions to the Company's 401(k) plans.

 (2) Includes amounts attributable to: (a) the value of personal benefits provided by the Company to executive officers, which have an aggregate value in excess of the lesser of $50,000 and 10% of the executive's salary and bonus for the year, such as the personal use of Company-owned property and relocation expenses; (b) reimbursement for taxes; and (c) amounts paid as dividend equivalents on performance share equivalent units ("Dividend Equivalents"). The amount of each personal benefit that exceeds 25% of the estimated value of the total personal benefits reported for each Named Executive, reimbursement for taxes, and amounts paid as Dividend Equivalents to the Named Executives was as follows:

          NAME              YEAR                         EXPLANATION
          ----              ----                         -----------
[To be provided by
  amendment.]

 (3) [To be provided by amendment.]

 (4) [To be provided by amendment.]

 (5) [To be provided by amendment.]

 (6) [To be provided by amendment.]

 (7) Compensation information for the Company's CEO and other current executive officers is presented for 1999, the only year in which these individuals served as executive officers of the Company.

                            OPTIONS GRANTED IN 1999

     The following table shows the number of options to purchase the Company's common stock granted during 1999 to the persons named in the Summary Compensation Table above.

                                         PERCENT OF
                        SHARES OF      TOTAL OPTIONS
                       COMMON STOCK       GRANTED
                        UNDERLYING    TO THE COMPANY'S
                         OPTIONS         EMPLOYEES        EXERCISE     EXPIRATION      GRANT DATE
        NAME            GRANTED(#)       IN 1999(%)      PRICE($)(1)      DATE      PRESENT VALUE(2)
        ----           ------------   ----------------   -----------   ----------   ----------------
CURRENT EXECUTIVE OFFICERS:
Mr. Frissora(3)......    375,000            18.6%           $8.56       11/05/09        $768,750
Mr. McCollum(3)......    120,000             6.0%           $8.56       11/05/09        $246,000
Mr. Schneider(3).....     90,000             4.5%           $8.56       11/05/09        $184,500
Mr. Gabriel(3).......     75,000             3.7%           $8.56       11/05/09        $153,750
Mr. Jackson..........     90,000             4.5%           $8.56       11/05/09        $184,500
FORMER EXECUTIVE OFFICERS:
Mr. Mead.............     50,000             2.5%           $8.56       11/05/09        $102,500
Mr. Stecko...........         --              --               --             --              --
Mr. Blakely..........         --              --               --             --              --

---------------
(1) All options were granted with exercise prices equal to 100% of the fair market value of a share of the Company's common stock on the date of grant. All options, except for Mr. Mead's, vest one-third on each of the first, second and third anniversaries of the grant date. Mr. Mead's options were vested upon grant. The options include a reload feature, whereby upon exercise the option holder receives a new option if the exercise price is delivered in shares of common stock. The new option would cover the number of shares so delivered and have an exercise price equal to 100% of the fair market value of the common stock on the new grant date.

(2) The Black-Scholes valuation was performed using the following assumptions:
    26.8% volatility, 5.97% risk free interest rate, 2.46% expected dividend rate and five-year option life.

(3) Reflects grants made in connection with the Spin-off, which are intended to represent three-year awards. The Company made these three-year awards in recognition of the importance of equity incentives to retention and recruiting in light of the potential risks and uncertainties surrounding the Company's transition to a stand-alone public company following the Spin-off.

                          1999 YEAR-END OPTION VALUES

     The following table shows the number of options to purchase the Company's common stock, and the value of unexercised in-the-money options, held at December 31, 1999 by the persons named in the Summary Compensation Table above. No options to purchase the Company's common stock were exercised in 1999.

                                             TOTAL NUMBER OF               VALUE OF UNEXERCISED
                                           UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                 HELD AT                         HELD AT
                                           DECEMBER 31, 1999(1)            DECEMBER 31, 1999(1)
                                       ----------------------------    ----------------------------
               NAME                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
               ----                    -----------    -------------    -----------    -------------
CURRENT EXECUTIVE OFFICERS:
Mr. Frissora.......................       17,355         496,540              --        $281,250
Mr. McCollum.......................       58,273         197,367              --        $ 90,000
Mr. Schneider......................       37,073         175,776              --        $ 67,500
Mr. Gabriel........................       18,535         111,392              --        $ 56,250
Mr. Jackson........................           --          90,000              --        $ 67,500
FORMER EXECUTIVE OFFICERS:
Mr. Mead...........................      977,516              --         $37,500              --
Mr. Stecko.........................           --              --              --              --
Mr. Blakely........................           --              --              --              --

---------------
(1) Gives effect to the adjustments of outstanding options in connection with the Spin-off and the one-for-five reverse stock split in November 1999. See Note (4) to the Summary Compensation Table above.

                           LONG-TERM INCENTIVE PLANS
                                 AWARDS IN 1999

     The following table shows information concerning performance-based awards made during 1999 to the persons named in the Summary Compensation Table above.

                                               PERFORMANCE OR         ESTIMATED FUTURE PAYOUTS UNDER
                            NUMBER OF           OTHER PERIOD            NON-STOCK PRICE-BASED PLANS
                         SHARES UNITS OR      UNTIL MATURATION    ---------------------------------------
        NAME              OTHER RIGHTS          OR PAYOUT(3)      THRESHOLD(4)    TARGET(4)    MAXIMUM(4)
        ----             ---------------      ----------------    ------------    ---------    ----------
CURRENT EXECUTIVE OFFICERS:
Mr. Frissora.........        150,000(1)            1 year              25%           100%         150%
                              75,000(2)           3 years              25%           100%         150%
Mr. McCollum.........        113,430(1)           3 years              25%           100%         150%
                              21,000(2)           3 years              25%           100%         150%
Mr. Schneider........         87,567(1)           3 years              25%           100%         150%
                              16,500(2)           3 years              25%           100%         150%
Mr. Gabriel..........         89,349(1)           3 years              25%           100%         150%
                              15,000(2)           3 years              25%           100%         150%
Mr. Jackson..........         87,567(1)           3 years              25%           100%         150%
                              16,500(2)           3 years              25%           100%         150%
FORMER EXECUTIVE OFFICERS:
Mr. Mead.............             --                   --              --             --           --
Mr. Stecko...........             --                   --              --             --           --
Mr. Blakely..........             --                   --              --             --           --

---------------
(1) Represents awards of stock equivalent units made in connection with the Spin-off which, except in the case of Mr. Frissora, were intended to represent a three-year award. Stock equivalent units generally vest at the following rates, based on the achievement of annual performance goals: 39% first year, 30.5% second year and 30.5% third year. Stock equivalent units are payable yearly in cash in an amount equal to the number of units earned times the market price per share of the Company's common stock at the time of payment. The future payouts are based on Economic Value Added (EVA(R), a registered trademark of Stern Stewart & Co.) improvement against prior-year EVA for 2000, 2001 and 2002. EVA is generally defined as operating profit minus the annual cost of capital. Mr. Frissora's stock equivalent units vest at the end of one year, based on the EVA criteria described above. The number of stock equivalent units listed in this column represents the target number of units that may be earned under the award.

(2) Represents awards of performance units made in connection with the Spin-off which were intended to represent a three-year award. The performance units vest at the rate of one-third of the award each year for three years, based on the achievement of annual performance goals described below. They are payable at the end of three years in shares of the Company's common stock in an amount equal to

                                            (Notes continued on following page.)

    the number of performance units earned. The future payouts are based on EVA improvement during the three-year period ended December 31, 2002. The number of performance units listed in this column represents the target number of units that may be earned under the award.

(3) The Company made these three-year awards in recognition of the importance of equity incentives to retention and recruiting in light of the potential risks and uncertainties surrounding the Company's transition to a stand-alone public company following the Spin-off

(4) Represents the percentage of the units reflected in the first column of this table that will be earned based on the achievement of the performance goals at the threshold, target and maximum levels. The final performance units earned will be based on the higher of performance units earned on an individual year basis or performance units earned on an accumulated three-year basis.

                               PENSION PLAN TABLE

     The following table shows the aggregate estimated total annual benefits payable upon normal retirement pursuant to the Tenneco Retirement Plan, the Tenneco Inc. Supplemental Executive Retirement Plan and the Tenneco Automotive Retirement Plan for Salaried Employees to persons in specified remuneration and years of credited participation classifications. In connection with the Spin-off, Pactiv became the sponsor of the Tenneco Retirement Plan. The Company is adopting a salaried defined benefit pension plan patterned after the Tenneco Retirement Plan. The plan counts service prior to the Spin-off for all purposes, including benefit accrual, but there will be an offset for benefits accrued under the Tenneco Retirement Plan. Therefore, as to the Company's continuing employees, the benefits described in the table will be provided by a combination of payments from the Tenneco Retirement Plan and the new plan. The Company also is adopting plans similar to the Tenneco Inc. supplemental pension plan. The Company also is adopting a key executive pension plan covering executive officers, which will provide benefits, commencing at age 55, of 4% of compensation (salary and bonus) per year of service up to a maximum of 50%, reduced by payments under all other company sponsored qualified and nonqualified defined benefit pension plans.

                                    YEARS OF CREDITED PARTICIPATION
   ANNUAL      -------------------------------------------------------------------------
REMUNERATION      5         10         15         20         25         30         35
------------      -         --         --         --         --         --         --
 $  250,000    $19,642   $ 39,285   $ 58,928   $ 78,571   $ 98,214   $117,857   $137,500
    300,000     23,571     47,142     70,714     94,285    117,857    141,428    165,000
    350,000     27,500     55,000     82,500    110,000    137,500    165,000    192,500
    400,000     31,428     62,857     94,285    125,714    157,142    188,571    220,000
    450,000     35,357     70,714    106,071    141,428    176,785    212,142    247,500
    500,000     39,285     78,571    117,857    157,142    196,428    235,714    275,000
    550,000     43,214     86,428    129,642    172,857    216,071    259,285    302,500
    600,000     47,142     94,285    141,428    188,571    235,714    282,857    330,000
    650,000     51,071    102,142    153,214    204,285    255,357    306,428    357,500
    700,000     55,000    110,000    165,000    220,000    275,000    330,000    385,000
    750,000     58,928    117,857    176,785    235,714    294,642    353,571    412,500
    800,000     62,857    125,714    188,571    251,428    314,285    377,142    440,000
    850,000     66,785    133,571    200,357    267,142    333,928    400,714    467,500
    900,000     70,714    141,428    212,142    282,857    353,571    424,285    495,000
    950,000     74,642    149,285    223,928    298,571    373,214    447,857    522,500
  1,000,000     78,571    157,142    235,714    314,285    392,857    471,428    550,000

---------------
(1) The benefits shown above are computed as a straight life annuity and are based on years of credited participation and the employee's average compensation, which is comprised of

                                            (Notes continued on following page.)

    salary and bonus. These benefits are not subject to any deduction for Social Security or other offset amounts. The years of credited participation for Messrs. Frissora, McCollum, Schneider, Gabriel and Jackson are 3, 4, 4, 4, and , respectively. See the Summary Compensation Table above for salary and bonus information for these individuals.

(2) If Mr. Frissora completes 10 years of service in the period commencing January 1, 1999, he will be entitled to benefits commencing at age 55 of at least 40% of his average salary plus bonus determined over a three year period.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company maintains a key executive change-in-control severance benefit plan. The purpose of the plan is to enable the Company to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of such employees that their job security or benefit entitlements will be jeopardized by a "change-in-control" of the Company, as that term is defined in the plan. The plan is designed to achieve this purpose through the provision of severance benefits for key employees and officers whose positions are terminated following a change-in-control as provided in the plan. Under the plan, the Company expects that Messrs. Frissora, McCollum, Schneider, Gabriel and Jackson would have become entitled to receive payments from the Company in the amount of
          , respectively, had their positions been terminated on December 31, 1999 following a change-in-control, based on their salaries/target bonuses of
$          , $          , $          , $          and $          , respectively.
In addition, restricted shares held in the name of those individuals under restricted stock plans would have automatically reverted to the Company, and the Company would have been obliged to pay those individuals the fair market value of those restricted shares. Their performance units and stock equivalent units would also have been fully vested and paid.

     Other than in connection with a change-in-control, the Company has agreed that if Mr. Frissora's employment is terminated other than for death, disability or nonperformance of duties, he will be paid two times the total of his current salary and bonus for the immediately preceding year, all outstanding stock based awards would be vested, subject to Board approval, and his stock options will remain exercisable for at least 90 days. The Company has agreed to provide Mr. Schneider severance benefits similar to Mr. Frissora's, except he would be paid one and one half times the total of his current salary plus bonus for the immediately preceding year.

     The report of the Compensation/Nominating/Governance Committee and the performance graphs that appear immediately below are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

      TENNECO AUTOMOTIVE INC. COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The executive compensation philosophy, policies, plans, and programs of the Company are under the supervision of the Compensation/Nominating/Governance Committee (the "Committee"), which is composed of the directors named below, none of whom is an officer or employee of the Company. Before the Spin-off, the Committee's functions were performed by the Compensation and Benefits Committee, on which two of the members of the current Committee served. The Committee has furnished the following report on executive compensation:

BACKGROUND

     As described above, during 1999 Tenneco Inc. completed the separation of its automotive, packaging and administrative services businesses. This was accomplished through the Spin-off of Pactiv Corporation, which at the time of the Spin-off was named Tenneco Packaging Inc. and held the packaging and administrative services operations. Immediately following the Spin-off, Tenneco Inc. changed its name to Tenneco Automotive Inc. to reflect the fact that its continuing operations are the automotive business. In light of the form of this transaction, the Company is the continuing legal entity which formerly was known as Tenneco Inc.

     As a result of the Spin-off, substantial changes in the management of the Company occurred. The senior management of the Company's automotive operations became the executive officers of the Company and the previous executive officers resigned. Following the Spin-off, the Company's Board of Directors consisted of six continuing directors and two new directors. The remaining four directors of Tenneco Inc. resigned. In addition, the committees of the Board of Directors were restructured and two members were appointed to the Committee to replace the directors who left office and were members of the former Compensation and Benefits Committee.

     The Committee, which was established upon completion of the Spin-off, renders this report to stockholders regarding the compensation of the Chief Executive Officer ("CEO") and the other executives named in the Summary Compensation Table (collectively with the CEO, the "Named Executives"). These individuals were compensated by Tenneco Inc. prior to the Spin-off based on their responsibilities and performance. In connection with the Spin-off, the Committee was charged with implementing a comprehensive executive compensation program to aid in the transition of the Company to an independent, publicly owned corporation. As a result, the Committee reviewed and, in certain circumstances, amended the pre-existing plans in an effort to develop compensation appropriate for the Company following the Spin-off.

COMPENSATION PHILOSOPHY

     The basic philosophy underlying the Company's executive compensation policies, plans, and programs is that executive and stockholder financial interests should be aligned as closely as possible, and the compensation package should be based on delivering pay in line with performance.

     Accordingly, the executive compensation program for the Company's CEO and the other Named Executives, as well as other executives of the Company, has been structured to:

     -- Reinforce a results-oriented management culture with executive pay that varies according to overall corporate and individual performance against aggressive goals.

     -- Focus on annual and long-term business results that lead to improvement in stockholder value.

     -- De-emphasize fixed compensation in the form of base salary and place greater emphasis on variable, performance-based and long-term compensation.

     -- Provide incentives, in the form of substantial long-term reward potential, for high-performing senior executives to remain employees of the Company.

     -- Align the interests of the Company's executives and stockholders by accelerating the acquisition of Company shares by senior executives.

     -- Provide plans that are simple and easy to describe and understand.

     Based on these objectives, the executive compensation program has been designed to generate compensation from several sources: salaries, annual cash incentive awards, stock ownership opportunities, and other benefits typically offered to executives by major corporations.

     The Company's policy is to provide total compensation to its executives based on performance that is competitive and at market levels, for comparable companies, when financial and qualitative targets are met. In determining competitive compensation for each of the components of executive compensation described below, the Company has analyzed data from several independent compensation surveys. In connection with the Spin-off and its analysis of the Company's compensation policies as a stand-alone automotive parts supplier, the Committee also commissioned and reviewed a compensation survey prepared by independent consultants which focused on participants in the automotive parts industry. Salary levels are structured within a range of reputable survey data for comparable companies without regard to the performance of the companies surveyed. The Company's compensation plans provide that as an executive's level of responsibility increases, (i) a greater portion of his/her potential total compensation is based on performance (both individual and corporate), and a lesser portion is comprised of salary, causing potentially greater variability in the individual's total compensation from year-to-year, and (ii) the mix of compensation for that executive shifts to a greater portion being derived from compensation plans that result in stock ownership.

     In designing and administering the components of the executive compensation program, the Committee strives to balance short and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance, and determining actual incentive payments.

     Total executive compensation has two major components: (1) annual cash compensation comprised primarily of salary and bonus; and (2) long-term incentives comprised of some combination of performance-based shares and share equivalents, restricted stock and stock options. The following is a description of each of the components of the executive compensation program, along with a discussion of the decisions and action taken by the Committee with regard to 1999 compensation. There also follows a discussion regarding CEO compensation.

ANNUAL CASH COMPENSATION PROGRAM

     An executive's annual cash compensation consists of a base salary plus amounts paid in lieu of Company matching contributions to the Company's 401(k) plans (when Internal Revenue Service maximums are reached) and bonuses under the Company's Executive Incentive Compensation Plan. Each year, the Committee reviews with the CEO and the senior human resources executive of the Company an annual salary plan for the Company's executives and other key management personnel (excluding the CEO), following which the Committee approves that plan with changes that the Committee deems appropriate. The salary plan that is developed is based in part on competitive market data and on assessments of past and anticipated future performance. The Committee employs competitive market data for directional and guideline purposes in combination with corporate, divisional, and individual performance results. The Committee also reviews, with the assistance of the senior human resources executive and an outside consultant, and sets the salary of the CEO based on similar information and criteria and the Committee's assessment of his past performance with the Company and its expectations as to his future contribution in leading the Company.

     Annual performance goals are established under the Executive Incentive Compensation Plan at the beginning of each year for purposes of determining incentive awards for that year. The performance goals are generally developed by senior management and reviewed and approved by the Committee, with such changes as the Committee determines appropriate. At the conclusion of each year, the Committee approves incentive award payments to executives based on the degree of achievement of the goals established at the beginning of that year and on judgments of individual performance. Using EBITDA (earnings before interest, income taxes, depreciation and amortization and minority interest), cash flow and EVA(R)(1) objectives as a starting point, each strategic business unit receives incentive compensation funds based on judgmental considerations including the degree of difficulty in meeting targets, contribution to overall corporate performance, environmental and safety performance, quality initiatives, equal employment opportunities performance, and technology leadership. The Committee does not place a greater value on any particular one of these considerations but considers performance against such goals as part of the overall information considered by the Committee. The Committee makes individual awards based upon its evaluation of the individual's contribution to the overall performance results of his/her strategic business unit.

     The 1999 Executive Incentive Compensation Plan payouts for employees of the
Company's continuing automotive operations were                .

     In connection with the Spin-off, the Committee reviewed and, in certain circumstances, adjusted the base salary and bonus targets for the individuals who became executives in connection with the Spin-off. As part of this process, the Committee analyzed competitive market data prepared by independent compensation consultants regarding other participants in the automotive industry. In general, the Committee set the total base salaries and bonus targets for these new executives at approximately the 50th percentile when compared to total base salaries and bonus targets paid by peer companies in the automotive industry to their executives.

LONG-TERM INCENTIVES

     The Company's long-term incentive plan (the Stock Ownership Plan) is designed to align a significant portion of executive compensation with stockholder interests. This plan permits the granting of a variety of long-term awards including stock options, restricted stock, stock equivalent units and performance units. Long-term awards are based on an analysis of competitive levels of similar awards and an assessment of individual performance. As an individual's level of responsibility increases, a greater portion of variable performance-related compensation will be in the form of long-term awards.

     In connection with the Spin-off, the Committee reviewed the long-term incentives given to executives of the ongoing automotive operations in light of the foregoing principles and the independent compensation survey described above. The Committee designed a long-term compensation program for the Company's continuing executives that is comprised of (1) stock options, (2) awards of restricted stock which vest over three years, (3) cash-settled stock equivalent units which are payable annually based on the achievement of EVA targets and (4) stock-settled performance units which are payable at the end of three years based on the achievement of EVA targets. The Committee granted long-term awards to these executives that

---------------
(1) EVA(R) is after-tax operating profit minus the annual cost of capital. EVA(R) is a registered trademark of Stern Stewart & Co.

were designed to place the Company's executives in the 75th percentile range when compared to the value of similar awards granted by peer companies to their executives. The Committee's awards of options, stock equivalent units and performance units to the senior management team were generally intended to represent three-year awards, in recognition of the importance of equity incentives to retention and recruiting in light of the potential risks and uncertainties surrounding the Company's transition to a stand-alone public company following the Spin-off.

CEO COMPENSATION

     [To be provided by amendment.]

TAX LIMITATIONS ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly traded corporation may deduct for compensation paid to the CEO or a Named Executive who is employed on the last day of the year. "Performance based compensation" is excluded from this $1 million limitation.

     The Stock Ownership Plan incorporates the applicable requirements for "performance based compensation" with respect to certain types of awards.

       Compensation / Nominating / Governance Committee

            Roger B. Porter -- Chairman
            Mark Andrews
            David B. Price, Jr.
            Sir David Plastow

                               PERFORMANCE GRAPHS

     Two performance graphs are presented below to provide cumulative total stockholder return for (i) Tenneco Automotive Inc. after the Spin-off of Pactiv Corporation, reflecting continuing operations, and (ii) for Tenneco Inc. for the period beginning December 31, 1994 through the date of the Spin-off. The Spin-off of Pactiv Corporation changed the Company in terms of revenue size and also represented the final step in the Company's transition from a diversified holding company to a product- and market-focused company in the automotive parts industry. The performance graphs assume an investment of $100 in each of the Company's common stock, the Standard & Poor's 500 Stock Index and the respective peer groups identified and described below at the beginning of the respective periods. The performance graphs are not intended to be indicative of future stock performance.

     The first graph compares the cumulative total stockholder return on the Company's common stock from November 5, 1999 (the first trading day after the Spin-off) through December 31, 1999 with the Standard & Poor's 500 Stock Index and a peer group of companies chosen by the Company (the "New Peer Group"). The companies comprising the New Peer Group represent other participants in the automotive industry.

     The second graph compares the cumulative total stockholder return on the common stock of Tenneco Inc. (including, for periods prior to December 1996, Old Tenneco) from December 31, 1994 through November 4, 1999 (the date of the Spin-off) with the Standard & Poor's 500 Stock Index and an industry peer group that includes representative companies in the automotive and packaging industries (the "Old Peer Group"). The second performance graph is shown for historical purposes only and will not be included in the Company's future proxy statements.

                            TENNECO AUTOMOTIVE INC.
                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                   NOVEMBER 5, 1999 THROUGH DECEMBER 31, 1999

[PERFORMANCE GRAPH]

                                     5-Nov-99   31-Dec-99
  Tenneco Automotive Inc.            $   100     $   115
  S&P 500(R)                         $   100     $   107
  New Peer Group                     $   100     $   102

------------
NOTES:

1. Cumulative total stockholder return on Tenneco Automotive Inc. common stock is based on share price appreciation plus the reinvestment of dividends. Cumulative total stockholder return for the New Peer Group is based on the market capitalization weighted cumulative total stockholder return of the companies comprising the New Peer Group.

2. The New Peer Group is comprised of the following companies: Arvin Industries, Inc., Borg Warner Inc., Cummins Engine Company, Inc., Dana Corporation, Delphi Automotive Systems Corporation, Federal-Mogul Corporation, Lear Corporation, Magna International Inc., Meritor Automotive, Inc., Simpson Industries, Inc., and Tower Automotive, Inc.

                                   TENNECO INC.
                    COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                    DECEMBER 31, 1994 THROUGH NOVEMBER 4, 1999

   [PERFORMANCE GRAPH]


                           31-Dec-94   31-Dec-95   31-Dec-96   31-Dec-97   31-Dec-98   4-Nov-99
  Tenneco Inc.               $100        $121        $133        $119        $106        $ 52
  S&P 500(R)                 $100        $138        $169        $226        $290        $351
  Old Peer Group             $100        $114        $140        $162        $174        $180

------------
NOTES:

1. Cumulative total stockholder return of Tenneco Inc. is based on share price appreciation plus the reinvestment of dividends (also assuming the reinvestment of the value of the Newport News Shipbuilding Inc. and El Paso Natural Gas Company shares, received as part of Old Tenneco's 1996 reorganization, into shares of Tenneco Inc.'s common stock). The Old Peer Group is based on market capitalization weighted cumulative total stockholder return of the companies comprising the Automotive Parts Portfolio and the Packaging/Forest & Paper Products Portfolio, respectively. Each portfolio is then weighted to reflect Tenneco Inc.'s revenues within such industry for each year. Such portfolios are reweighted on a quarterly basis for corporate actions such as divestitures, acquisitions, mergers and bankruptcies.

2. Automotive Parts Portfolio: Arvin Industries, Inc., Cooper Industries, Inc., Dana Corporation, Honeywell Inc. (the successor by name change to Allied Signal Inc.), Magna International Inc., and TRW, Inc. Packaging/Forest & Paper Products Portfolio: AEP Industries Inc., Bemis Company, Inc., First Brands Corporation (through the date of its acquisition by Clorox), Great Pacific Enterprises Inc., GeorgiaPacific Corporation, International Paper Company, Fort James Corp., Sonoco Products Company, Smurfit-Stone Container Corp., The Carlisle Companies Inc., and TempleInland Inc.

               RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                     (ITEM 2)

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     Financial statements of the Company and its consolidated subsidiaries will be included in the Company's Annual Report furnished to all stockholders. Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company to examine its consolidated financial statements for the year ending December 31, 2000, and has determined that it would be desirable to request that the stockholders ratify the appointment. You may vote for, vote against or abstain from voting with respect to this proposal. Assuming the presence of a quorum, the affirmative vote of a majority of the shares, present in person or by proxy, at the Annual Meeting and entitled to vote is required to approve the appointment. If the stockholders should not ratify the appointment, the Audit Committee and the Board would reconsider the appointment. Arthur Andersen LLP also acted as the Company's principal accountants for the fiscal year ended December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

             AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION
                        TO PROVIDE FOR A DECREASE IN THE
                       AUTHORIZED SHARES OF COMMON STOCK
                                    (ITEM 3)

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

THE PROPOSED AMENDMENT

     The Board of Directors has declared advisable and approved, and recommends to stockholders that they consider and approve, an amendment to the Company's Restated Certificate of Incorporation, as amended, to decrease the authorized shares of common stock from 350,000,000 shares to 135,000,000 shares.

     If the amendment is approved, the FOURTH Article of the Company's Restated Certificate of Incorporation, as amended, would be amended by deleting Paragraph A in its entirety and inserting the following in lieu thereof:

        FOURTH: A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 185,000,000 shares, divided into 135,000,000 shares of common stock, par value $.01 per share (herein called "Common Stock"), and 50,000,000 shares of preferred stock, par value $.01 per share (herein called "Preferred Stock").

     You may vote for, vote against or abstain from voting with respect to this proposal. The affirmative vote of the majority of the outstanding shares of common stock as of the record date for the Annual Meeting is required to approve the proposed amendment.

BACKGROUND AND REASONS FOR PROPOSED AMENDMENT

     In connection with the Spin-off, the Company recommended, and the stockholders approved, a one-for-five reverse stock split of the Company's common stock. This reverse split was effected on November 5, 1999 and reduced the number of issued shares of common stock from approximately 174,864,667 to approximately 34,972,933. The number of shares which the Company was authorized to issue was not correspondingly reduced at that time and remained 350,000,000 shares of common stock. The Board believes that the Company's current number of authorized shares of common stock is excessive in light of the Company's anticipated needs. While the Company currently does not have plans to issue any shares of common stock other than under existing options and benefit plans, the Board believes that an adequate reserve of authorized and unissued common stock preserves important flexibility for possible issuances in connection with equity incentive plans, equity financings or acquisition transactions. The Board also recognizes that an excessive reserve may be viewed as having a chilling effect on hostile takeover bids and aiding in the possible entrenchment of management by allowing the Board to dilute stockholder ownership, make a hostile takeover bid more costly or place stock with parties who would support management. The Company views any of the foregoing actions as contrary to its commitment to increasing stockholder value and promoting the accountability of the Board and management to stockholders.

     The Board believes that the proposal to reduce the amount of authorized common stock to 135,000,000 shares from 350,000,000 shares balances the need for flexibility in equity issuances with the possible detrimental effects of an excessive pool of authorized but unissued common stock.

EFFECTS OF THE PROPOSED AMENDMENT

     The principal effect of the proposed amendment would be to reduce the number of authorized but unissued shares of common stock which the Company may
issue in the future. As of March 17, 2000, the Company had           shares of
common stock available for future issuance (in addition to           shares of
common stock held in treasury available for future sale). If the proposed amendment becomes effective, the Company will have approximately shares of common stock available for future issuance (and will continue to have
approximately                shares of treasury stock), based on issued share
amounts as of March 17, 2000.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy card to vote all Proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.

                       SOLICITATION OF PROXIES AND VOTING

     Stockholders may specify their choices by marking the appropriate boxes on the enclosed Proxy card. Alternatively, in lieu of returning signed Proxy cards, stockholders can submit a Proxy over the Internet or by calling a specially designated telephone number which appears on the Proxy cards. These Internet and telephone voting procedures are designed to authenticate stockholders" identities, allow stockholders to provide their voting instructions and confirm the proper recording of those instructions. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy card.

     All properly completed, unrevoked Proxies, which are received prior to the close of voting at the Annual Meeting, will be voted in accordance with the specifications made. If a properly executed, unrevoked written Proxy card does not specifically direct the voting of shares covered, the Proxy will be voted
(i) FOR the election of all nominees for election as director described in this Proxy Statement, (ii) FOR the ratification of the appointment of Arthur Andersen LLP, (iii) FOR the proposal to amend the Company's Restated Certificate of Incorporation as described in this Proxy Statement, and (iv) in accordance with the judgment of the persons named in the Proxy as to such other matters as may properly come before the Annual Meeting.

     A Proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a later-dated Proxy via the Internet or telephone), giving timely written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed Proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes (described below) will be counted to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed.

     The cost of solicitation of Proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers, and employees, personally or by telephone, telecopy, or telegram. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees, and other like parties, and the Company expects to reimburse such parties for their charges and expenses. Georgeson & Co. Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $25,000.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     Directions to withhold authority, abstentions and "broker non-votes" (which occur when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

     Assuming the presence of a quorum, the affirmative vote of (1) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, (2) holders of a majority of the common stock present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve Arthur Andersen LLP as the Company's independent public accountants and (3) the holders of a majority of the common stock outstanding on the record date for the Annual Meeting is required to approve the amendment to the Company's Restated Certificate of Incorporation.

     Because the election of directors is determined on the basis of a plurality of the votes cast, abstentions and broker non-votes have no effect on the election of directors. Because the vote standard for the approval of Arthur Andersen LLP is a majority of shares present and entitled to vote, abstentions have the effect of a vote against and broker non-votes would have no effect on the proposal. Because the vote standard for the approval of the amendment to the Company's Restated Certificate of Incorporation is a majority of outstanding shares, abstentions and broker non-votes have the effect of votes against the proposal.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS -- INCLUSION IN COMPANY PROXY STATEMENT

     For a stockholder proposal to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2001, the proposal must be received by the Company
by December             , 2000.

OTHER STOCKHOLDERS PROPOSALS -- DISCRETIONARY VOTING AUTHORITY AND BY-LAW REQUIREMENTS

     With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to the Company by the date determined under the Company's By-laws for the submission of business by stockholders. This notice requirement and deadline are independent of the notice requirement and deadline described above for a shareholder proposal to be considered for inclusion in the Company's proxy statement. The Company's By-laws state that, to be timely, notice and certain related information must be received at the principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than thirty days before or more than seventy days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under the Company's By-laws, a proposal not included by or at the direction of the Board must be received not earlier than January 9, 2001, nor later than February 8, 2001.

                                                      KARL A. STEWART
                                                         Secretary

                            ------------------------

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO TIMOTHY R. DONOVAN, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, 500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS 60045.

                                           NOTICE OF ANNUAL
                                           MEETING AND
                                           PROXY STATEMENT
                                           -------------------------------------

                                           ANNUAL MEETING
                                           OF STOCKHOLDERS
                                           MAY 9, 2000

                                           TENNECO
                                           AUTOMOTIVE INC.
                                           500 NORTH FIELD DRIVE, LAKE FOREST,
                                           ILLINOIS 60045

                                                 [TENNECO AUTOMOTIVE LOGO]

PROXY

                                                       [TENNECO AUTOMOTIVE LOGO]

                            TENNECO AUTOMOTIVE INC.

                   ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned does hereby appoint Mark P. Frissora, Paul T. Stecko and Karl A. Stewart, and any of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Tenneco Automotive Inc. held of record by the undersigned at the close of business on March 17, 2000, and entitled to vote at the Annual Meeting of Stockholders of Tenneco Automotive Inc. to be held at 10:00 a.m., local time, May 9, 2000, at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois, or at any adjournment or postponement thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

         Election of Directors - Nominees:
                  01)
                  02)
                  03)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

--------------------------------------------------------------------------------
    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL



                           [TENNECO AUTOMOTIVE LOGO]

                            TENNECO AUTOMOTIVE INC.

                         Annual Meeting of Stockholders
                                  May 9, 2000

                             10:00 a.m., local time
                             Chicago Botanic Garden
                              1000 Lake Cook Road
                            Glencoe, Illinois 60022

X  Please mark your
   votes as in this
   example.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR ITEMS 1, 2 AND 3.
------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3
-------------------------------------------------------------------------
                FOR   WITHHELD                     FOR   AGAINST  ABSTAIN                                  FOR   AGAINST   ABSTAIN

1. Election of                    2. Ratify                                 3. Approval of amendment
   Directors                         Independent                               of Restated Certificate of
   (see reverse)                     Accountants                               Incorporation to Decrease
                                     for year 2000                             Authorized Shares of
                                                                               Common Stock
For, except vote withheld from                                              --------------------------------------------------------
the following nominee:                                                      4. In the discretion of the Proxies named herein,
                                                                               the Proxies are authorized to vote upon other
------------------------------                                                 matters as may properly come before the
                                                                               meeting.
------------------------------------------------------------------------------------------------------------------------------------

                                                                               The signer hereby revokes all proxies heretofore
                                                                               given by the signer to vote at said meeting or any
                                                                               adjournments thereof.

                                                                               NOTE:  Please sign exactly as name
                                                                                      appears hereon.  Joint owners
                                                                                      should each sign.  When signing as
                                                                                      attorney, executor, administrator,
                                                                                      trustee, or guardian, please give full
                                                                                      title as such.

                                                                               ---------------------------------------------

                                                                               ---------------------------------------------
                                                                               SIGNATURE                            DATE

--------------------------------------------------------------------------------

 -  FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL  -

                            TENNECO AUTOMOTIVE INC.

Dear Stockholder:

Tenneco Automotive Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.  To vote over the Internet:
        Log on to the Internet and go to the web site
        HTTP://WWW.EPROXYVOTE.COM/TEN

2.  To vote over the telephone:
        On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045                            [TENNECO AUTOMOTIVE LOGO]

                                                                  March   , 2000

Dear Benefit Plan Participant:

     The Annual Meeting of Stockholders of Tenneco Automotive Inc. (the "Company") is scheduled to be held at the Chicago Botanic Garden, 1000 Lake Cook Road, Glencoe, Illinois at 10:00 a.m., local time, on Tuesday, May 9, 2000. A copy of the Notice and Proxy Statement, which is being sent to all registered stockholders in connection with the Annual Meeting, is enclosed for your information.

     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee") how to vote the shares of Tenneco Automotive Inc. stock in your account which you are entitled to vote. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their instructions.

     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for directors named in the Proxy Statement, FOR the approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year 2000, FOR the amendment to the Company's Restated Certificate of Incorporation to decrease the number of authorized shares of common stock and in the discretion of the proxies on all other matters to be considered at the Annual Meeting.

     If you do not return your executed form of proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

     Your vote is important. Please send your executed form of proxy card with your voting instructions at your earliest opportunity. For your convenience, a return envelope is enclosed.

                                                  YOUR BENEFITS COMMITTEE